                                                                    EXHIBIT 99.F







               FINANCIAL STATEMENTS OF SIAC ASSICURAZIONI S.p.A.
                               (AS OF 12/31/96)
                              (AS FILED IN ITALY)

                           SIAC ASSICURAZIONI S.P.A.
                                Via F. Filzi,2
                                 20124 MILANO


                                 BALANCE SHEET
                                   31.12.96


MANAGEMENT REPORT

Dear shareholders,

During 1996 your company continued its re-organisation following the plan of action set out in the report from the previous statement, by re-balancing the portfolio and gradually eliminating the risks not connected to the agricultural sector, as well as giving priority to the development of risks connected with hail.

The results obtained in 1996 show compatibility with the above objectives, both from the point of view of improvement of loss premiums, and from that of the significant increase in company products.

The subdivision of premiums from direct work, compared with that of the previous statement, is shown below. Indirect premiums under the sub-heading 'hail' disappeared in 1996, following the decisions taken by Antitrust to dissolve CIRAS.

- --------------------------------------------------------------------------------
SUB-HEADINGS                 1996                1995            DIFFERENCE
- --------------------------------------------------------------------------------

Injury                    105.924.557         138.511.859   -     32.587.302
Illness                    11.377.350          15.509.369   -      4.132.019
Car risks various         423.661.957         781.004.811   -    357.342.854
Transport                   1.277.820           9.106.192   -      7.828.372
Fire                      105.233.226         178.941.648   -     73.708.422
Other damage            1.133.808.468       1.316.644.616   -    182.836.148
Judiciary protection       19.106.793          22.374.411   -      3.267.618
Theft                      90.703.653         220.535.423   -    129.831.770
Assistance                  2.716.917             927.220   +      1.789.697
Hail                   10.540.817.958       8.127.779.092   +  2.413.138.866

- --------------------------------------------------------------------------------

TOTAL DIRECT
PREMIUMS               12.434.628.699      10.811.334.641   +  1.623.294.058

INDIRECT PREMIUMS
HAIL                           -            6.178.587.031   -  6.178.587.031

TOTAL                  12.434.628.699      16.989.921.672   -  4.555.292.973
- --------------------------------------------------------------------------------

Compared with the last statement, there is a percentage increase of 15,01% (9,76% in the last statement).
Analizing this result more closely, the obtained increase can be attributed to the sub-heading 'Hail', and in part to that of 'Assistance', whilst all the other sub-headings have a sudden increase.
The technical result of the statement shows a negative balance of 1.507 million lire, which shows on further analysis of the various components a positive technical result for the sub-headings of 'Damage' and 'Livestock', of 747 million, against a negative balance of 2.254 million under 'hail'.
The company has concentrated its attention mainly on the agricultural sector, and especially 'hail' and relative risks, taking into account the development of previously-tested guarantees (also in foreign markets), whilst trying to maintain a balance in production in the livestock sector.

Despite uncertainties, the budget is based on company continuity - compared with the last statement, a further improvement of coverage in reinsurance has been realised.

As far as reinsurance is concerned, the sub-headings fire, theft, injury and car risks various benefit from a quota protection, together with a further coverage in the clause of 'Excess of loss' for the company quota of 'retention'.
The branches 'livestock' and 'hail' have been reinsured in quota, and a treaty in 'Stop-loss' has been drawn up for hail.

During the special meeting held in June 1995 an increase in company capital up to 5 billion Lire was deliberated.

The company team intends to underwrite and deposit the remaining part of the company capital decided upon in the terms of the D.Lgs. 175/1995.

During 1996 the age-old dispute with Toro Assicurazioni was settled. The maximum sentence from the Turin Tribunal was, however, appealed against by the other side We remain convinced of a positive outcome, even at this stage in the sentence.

As with the previous statement, the Directors continued with the elimination of higher-risk loss policies, which brought about a reduction (of about 790 million
Lire) in the premiums issued.

HAIL
- ----

Due to the delay in establishing a norm for the sector, the insurance campaign for hail in 1996 was carried out in the absence of any specific reference.
To allow the agents to carry out the insurance covers (hedges), whilst waiting for the new norm to be issued, MIRAFF disclosed a letter indicating the adversities, which would nevertheless have been contributed for the stipulation of insurance contracts. The Defence Consortium would be invited to locate the most favourable market conditions for their own insureds, with appropriate clauses and, on conclusion of these, the insurance hedges would be entrusted to one or more companies by each Defence Consortium.
The new rules for freedom to compete (issued by the Market Guarantor Authorities) brought about the cession of CIRAS, in this way putting an end to the type of coinsurance through which the re-aligning of losses could also be obtained.
In these hard conditions, your company nevertheless managed to increase the premiums to 22,9%, compared with the last statement (6,57% in 1995).
The atmospheric misfortunes of a few areas, usually non-risk zones, caused enormous damage that produced a negative effect, even on the production of the following years.
The bearing of loss premiums for the financial year is 179,80% (84,9% in 1995). The autonomous management of the branch, that has being going on now for three years, has allowed us to start saving loss management costs, which would rise in the event of extra activities.
The acquisition, production and organisation costs have an impact on the statement's premiums of 15,85% (15,63% in 1995).
The branch closes with a negative technical balance of 2.254 lire, compared with a positive result of 343 million lire in 1995.

INJURY
- ------

The class 'injury' shows a decrease of premiums by 30,8%, compared with the last statement.
In 1996 the affect of the FGCI policy stipulated in 1994 (that resulted in being burdensome from the point of view of both losses and management), disappeared completely. The relationship of paid/reserved losses with reference to premiums is equivalent to 29,10% (89,05% in 1995). The improvement in liabilities is due mainly to the changed composition of the portfolio.
The acquisition, production, and organisation costs have an effect on the premiums of 26,80% (33,30% in 1995).
The class 'Injury' closes with a positive technical balance of 147 million lire, compared with the negative result of 29 million lire in 1995.

CAR RISKS VARIOUS
- -----------------

This shows a decrease of 84,30%, compared with the previous statement. The relationship of paid/reserved losses to premiums is equivalent to 54,70% (96,11% in 1995).
During 1996 no one else was hired for the Citifin and Cofias Convention.
In order to avoid any difficult liability, the premium reserve for the end of the first term of 1996 was re-paid.
The acquisition, production and organisation costs have an affect on the statement's premiums of 17,70% (26,63% in 1995).
This sector closes with a positive technical balance of 238 million lire (compared with the positive balance of 96 million on 31/12/1995).

FIRE
- ----

This sees a decrease of premiums of 70,40%, compared with the previous statement (47,24%) and ceases to be influenced by the Citifin agreement for the capital goods policy, which was cancelled in 1995.
The acquisition, production and organisation costs have an affect on the statement's premium of 27,62% (31,67% in 1995).
'Fire' shows a positive technical balance of 6 million lire, compared with the negative one of 50 million of 31/12/95.

OTHER DAMAGES TO GOODS
- ----------------------

This shows a premium decrease of 16,10%.
The relation of paid/reserved losses to premiums is of 71,80% (66,70% in 1995). The acquisition, production and organisation costs have an affect on the statement's premiums by 9,05% (12,42% in 1995).
The positive technical result of the 1995 statement of 157 million lire was further increased to 402 million lire, thanks also to the effect of the "malus" clause applied to the CODIPRA policy.

THEFT
- -----

This shows a decrease of 58,87% (53,71% in 1995).
The cover of risks remains until the end of the last contract and the negative effect has influenced the technical result of this class, which closes with a negative balance of 102 million, compared with the negative balance of 86 million in 1995.
The relation of paid/reserved losses to premiums is of 128,30%.
The incidents of acquisition, production and organisation costs is of 32,70% (32,07% in 1995).

Other minor classes: Judiciary protection, Assistance and Transport show positive technical results at the close of the statement, and the class 'illness' shows a negative one.
The total technical balances of these classes is a positive result of 10 million lire.

RELATIONS WITH CONTROLLING AND CONNECTED COMPANIES
- --------------------------------------------------

During 1996 the company kept up its current account with ASA Spa (company shareholder by 50%), with the usual intermediary insurance activities. An interest rate, in line with market ones, is added on the current account balances.

The Sarti-Seregni Sas Agency works with the company on all aspects, and commission charges like those used by other agents are added.

IMPORTANT FACTORS AFTER THE CLOSING OF THE STATEMENT
- ----------------------------------------------------

We will be able to recuperate the commission differences (re: arbitration CIAG - CONSAP) which were originally not recognised, due to the demanded reduction in quota, which was contractually established in the reinsurance and demotion agreements, and whose request to change was never officially put forward.

The recent sentence by the Market Guarantor corrected the way those Consortiums worked, because, in a first state of confusion, interpreting wrongly what MIRAFF may have said, they excluded a few insurance risks from the possibility of benefiting from the state contribution, saying that the refusal to pay the insurance premium contribution to the members who draw up the hail insurance contract with companies that are different from the "conventional" ones, is a violation of art. 3 of Law 287/90. In this way, the company could recuperate the premium quotas.

With reference to art. 9, comma 6 of law 14/02/92 n. 185, following the confirmation of a two-year negative technical balance, Consap asked for the acknowledgement (through TAR, Lazio) of the state contribution (grant-in-aid) of
10.274 million lire, which will obviously be divided between all the companies depending on the technical balance and market quota. The forecast quota of company recovery is carefully valued at about 150 million. Despite the negative events which involved our reinsurers, they have re-confirmed their trust by renewing the treaties and stop-loss.

The Rome Court of Appeal has set a date (March 1988) for the lawsuit concerning the 'Societa' Italiana Assicurazione Crediti', who wrongly use the abbreviation "SIAC" in their company name.
The first degree sentence from the Rome Tribunal, in granting our requests, nullified the license for the corporate symbol registered by the above-mentioned company, sentencing it also to damage compensation to be paid with separate judgement in favour of SIAC and on payment of the sentence charges. It also ordered the publication of the sentence in the newspaper "Il Sole 24 Ore".

FORECAST CHANGE IN MANAGEMENT
- -----------------------------

The working agreement with international reinsurance partners allows us to widen the insurance covers, thereby developing those sectors which previously obtained positive results.

The company plans to ask for authorisation to open offices with fiscal representation, in a few countries belonging to the EEC.

The company has opened a profit and loss account for the first term of 1997, which shows a loss of less than 40 million.

The 1996 statement closes with a loss of 537.362.183 lire, which is going to be postponed to future statements.


The state of net assets of 31/12/96 is as follows:

 . company capital and reserves                  L.2.526.938.536
 . loss                                          L.  537.362.183

Net assets of 31/12/96                          L.1.989.576.353
                                                ---------------

                                                              Board of Directors

                           SIAC ASSICURAZIONI S.P.A.
                           -------------------------

                   NOTE ON BALANCE SHEET OF 31 DECEMBER 1996
                   -----------------------------------------

CONTENT AND FORM OF BALANCE SHEET

The financial year's balance sheet (acc. to art. 2423 C.C.) is compatible with the accounts.

So as to obtain a more detailed report, models 5 and 6 are integrated with the comparative Economic Account and Statement of Company Assets, the financial report, the re-classified Economic Account and Statement of Company Assets, and the summary of re-evaluations of real estate ex art. 10 of law 72/1983.

The balance sheet entries of the present financial year are compared with those of the previous year. They result from the calculations carried out in keeping with the accounts approved by D.M. of 13 April 1982 and reflect that set out in note n. 50 of 27/03/1986 from ISVAP. The changes in assets and liabilities are as explicit as they are significant.

As for the progress of the 1996 financial year, important factors after its closing and relations with controlling companies, you can refer to the Management Report.

EVALUATION CRITERIA, ACCOUNT PRINCIPLES AND DRAWING UP OF THE BALANCE SHEET
- ---------------------------------------------------------------------------
(ART. 2427 N. 1 CIVIL CODE)
- ---------------------------

The balance sheet was drawn up according to the acting rule, by applying the evaluation criteria and account principles used in the previous financial year. The evaluation criteria and account principles used are shown hereafter, analytically, for the most significant items. The balance sheet was drawn up on the basis of company continuity, supposing that the company is able to realise its own assets and pay off its own debts during the normal course of management. The balance sheet therefore does not foresee any corrections which could become necessary if the continuity of the company was not guaranteed.

REAL ESTATE
- -----------

The real estate is listed in the acquisition cost with re-evaluations carried out according to the laws 72/83, 413/91 and art. 36 of the law of 10 June 1978
n. 295. The costs for improvements, changes and re-structuring are capitalized when they show an increase in the value of real estate, whilst the costs of ordinary maintenance or restoration are added to the account of the relative financial year.

According to art. 2426, point 2 of the Civil Code, the real estate is not subject to depreciation, since it is constantly maintained, which allows unlimited use of it.

According to art. 2426, point 2 of the Civil Code, the real estate is not subject to depreciation, since it is constantly maintained, which allows unlimited use of it. The net book value of the real estate is lower than the presumed value of realisation.

FIXED-INCOME SHARES
- -------------------

These are valued between cost and presumed value of realisation, according to art. 2426 of the Civil Code.

The issuance margin and tax that weighs it down, are taken off with the pro-rata temporis method.

CREDIT
- ------

This is listed at its presumed value of realisation, based on the nominal value appropriately changed by the provision account for depreciation, shown separately on the balance sheet.

DEBTS
- -----

These are shown at nominal value.

FURNITURE, INSTALLATIONS AND OTHER COSTS
- ----------------------------------------

The furniture and installations are shown on the balance sheet at the acquisition cost and are depreciated by applying the permissible fiscal rates, which are considered representative of the goods' utility, and are the following:

furniture and office equipment                  12%
machines and computers                          20%
installations, furnishings                      15%
motor vehicles                                  25%

These rates are reduced by half in the statement.

The immaterial capital expenditure is listed at the changed cost of depreciation quotas calculated constantly in relation to the remaining possibility of utilisation.

INSTALLMENTS AND CHARGES
- ------------------------

These are calculated according to economic and time capability, by correlating costs and revenue from the financial year.

PASSIVE REINSURANCE
- -------------------

The actuarial reserves, losses, assigned premiums and commission are determined by the same criteria as that used for the direct work, as agreed.

PREMIUMS AND ACCESSORIES
- ------------------------

The premiums, together with their accessories, are calculated as returns when they are ready to be collected.

Transfers and cancellations which arose during the financial year are brought to a direct decrease of the premiums.

PREMIUM RESERVE
- ---------------

The premium reserve for direct insurance is calculated with the pro-rata temporis method. It is calculated in the necessary way to cover the company's future commitments for any risks at the end of the financial year.

LOSS RESERVE
- ------------

This is determined analytically by a prudent evaluation, taking into account all objective elements which compete to form the final cost of the loss, including direct costs of loss reserves. The loss reserve (in accordance with art. 26 of D. Lgs. 17/03/1995 n. 175, together with the provisions by ISVAP of 12/07/95), also takes into account the estimate of future costs which derive from losses already incurred by the end of the financial year, but which have not yet been declared.

END OF YEAR REPORT
- ------------------

The fund shown on the balance sheet is calculated according to law n. 297, of 29 May 1982 and the rules of the contracts in force. It therefore covers all company commitments by 31 December 1996.

TAXES
- -----

These are determined by a realistic prediction of tax burdens to be honoured.

                              ANALYSIS OF BUDGET
                              ------------------

The budget entries are compared with those of the previous year. All amounts shown are in lire, except when otherwise stated.

a) STATE OF ASSETS AND LIABILITIES
- - REAL ESTATE AND RELATIVE DEPRECIATION FUND:
1) property for company use:
                            BOOK VALUE       AMORTIZATION FUND     NET VALUE

balance at 31-12-95            1,500                (62)              1,438
increases 1996                    -                   -                  -
decreases 1996                    -                   -                  -
balance at 31/12/96     1.500           (62)            1.438

2) property for housing
                BOOK VALUE
balance at 31/12/95     1.115
increases 1996            -
decreases 1996          235

balance at 31/12/96     880

The real estate is listed at lower values compared with the relative market ones, as confirmed by expert opinion. During the course of the financial year, the property of Bologna was sold. The result was a capital gain of 35 million lire. Following art. 10 of law 72/83, we have enclosed (with the note) an analytical table of values of the re-evaluations carried out.

FIXED-INCOME SHARES
- -------------------

These are like current assets, and are as follows:

                                     1996            1995
 .  Obb. M Paschi EAC 2000   13%       35              43
 .  Obb. (same)         99   10%       22              31
 .  Obb. (same)         77   10%        3               9
 .  Obb. (same) 0F04       8,75%        4               5

- -  Obb. BNL SACF         12.10%       30              30
 .  CTO 12.50% 93-96                  1.563         1.495
 .  other                                               1
                                     -------------------
                                     1.657         1.614


The movement of shares during the financial year is as follows:

                                                        1996            1995
Initial balance                                        1.614           1.617
Acquisitions                                           1.582
Refunds/Sales                                         (1.519)           (9)
Re-evaluation for issuance margin                                        6
Devaluation for adjustments to market values             (20)
Final balance                                          1.657           1.614

The nominal value of the refunded shares during the year amounted to 1.526 million lire. The refunding of these shares has not led to significant losses or gains. The nominal value of the shares on 1/12/1995 is equivalent to 1.598 million lire (1.623 million on 31/12/1995).

The market value of the shares on 31/12/96, based on the market quotation for similar shares, is of 1.663 million lire.

        The interest accumulated during the 1996 financial year, on the above-mentioned shares, has been calculated in the profit and loss account.

        HOLDINGS IN NON-QUOTED COMPANIES
                                        1996    1995
                                           3       3

        This refers to out holding with RITA Srl, a consortium company that manages a telecommunications' network for insurance companies. It is valued at cost price and is equivalent to 0,27% of the participating company capital.

        CREDIT TO MEMBERS FOR PAYMENTS STILL DUE
                                        1996    1995
                                         940     940

        This represents the amount of company capital undersigned during 1995, but which has not yet been paid.

        CREDIT AND DEBTS TO INSURANCE AND REINSURANCE COMPANIES
        -------------------------------------------------------

        The balance sheet items are as follows:

                                        1996    1995

        CURRENT ACCOUNT CREDIT
        ----------------------

        This credit, payable during the course of the following year, derives from reinsurance and coinsurance relations with:

        .  Hughes Gibb                    25      24
        .  Bruno Sforni                1,973     325
        .  New Re                          -       1
        .  Verona Assicurazioni            -       -
        .  ASSITALIA, SAI, Fata            -       -
        .  ITAS Assicurazioni              -       -
        .  CONS. AP.                      37     134
        .  Abeille                         5       5
        .  Winterthur                     91     111
        .  Munchener Ruck                 48       -
        ----------------------------------------------------------------------
                                       2,179     600

The credit regarding Consap represents the final net position of all items connected to the obligatory cession of production regarding the sub-heading 'hail' and to the consequent re-taking on of risks as indirect work.

The balance of the said credit to Bruno Sforni refers to the balance of passive reinsurance administered through this broker.

Nearly all of this amount results as paid during the first term of 1997.

CURRENT ACCOUNT DEBTS                                   1996            1995

These, which do not exceed five years, derive from
reinsurance and coinsurance relations with:
 . Bruno Sforni                                            8                1
 . Munchener Ruck                                          -               60
 . Alsford Page & Gems                                    39                1
 . Winterthur Ass.                                         -                -
 . Cattolica Ass.                                          -              183
 . ITAS Ass.                                               -               76
 . Assitalia                                             525              449
 . Fata                                                  289              394
- --------------------------------------------------------------------------------
                                                        861            1,164

The entries for Assitalia and Fata take into account the assets and liabilities items included in the coinsurance accounts, following the indirect damages policy for hail.

PREMIUM RESERVE AND REINSURERS' PREMIUM RESERVE

                                                        1996            1995

a) Premium reserve                                       990            2,132
b) Reinsurers' premium reserve                           (75)            (334)
                                                      --------------------------
Conserved premium reserve (A-B)                          915            1,798

The premium reserve was calculated with the pro-rata temporis method. The portfolio includes agreements drawn up until September 1996 which stipulate the monthly issuing and advance payment of costs for premiums relating to long-term contracts. The premium quota for such costs is calculated depending on the duration of each contract.

The reduction in premium reserve follows the early closing of a consistent number of contracts concerning the Cofias and Citifin agreements, and the effect of the unsuccessful renewal of the CODIPRA agreement, whose premium due on 31/12/1995 was discounted.

The amount of the premium reserve also includes insurance deriving from natural disasters, as stated in D.M. n. 705 of 19/04/96.

The premium reserve for the sub-heading 'illness' does not contain the integration for old-age reserves, since the portfolio policies do not have the established characteristics of art. 25 of D.Lgs 17/03/95 n. 175.

LOSS RESERVE

                                                        1996            1995

a) Loss reserve                                         3.136          3.239
b) Loss reserve charged to reinsurers                  (1.385)        (1.109)
                                                    ----------------------------
                                                        1.751          2.130

The decrease in loss reserve is due mainly to the failed renewal and to the rescaling of agreement policies (Injury - Car Risks - Fire/Theft).

The reserve was joined to the estimate of late losses (as of ISVAP 12/07/95).

SAVINGS AND DEPOSITS AT BANKING INSTITUTIONS

The balance is made up as follows:

                                                          1996         1995

 . Savings                                                   1             2
 . Deposits                                                715         2.041
                                                          -----------------
                                                          716         2.043

The deposits at banking institutions include the savings account of about 520 million Lire, tied-up by the Tribunal at a loss payment, for which a temporarily enforceable injunctive decree existed, charged to the company. The implementation was suspended following the Milan Magistrate's suspension measure, and with sentence 5465/96 the Tribunal accepted SIAC's request. The opposite party appealed to this sentence. The deposit was financed by the reinsurers for 286 million Lire, their relative quota. (This amount is shown in the reinsurers' account / advanced loss payments for savings).

The assets concerning the above (compared with the balances of 31 December
1995) are set out below:

                                                       31/12/1996    31/12/1995

current account (assets)                                   190         1.464
(tied-up) savings account                                  520           506
(tied-up) savings account                                    -            69
  c/a and postal deposit                                     4             2
                                                       ------------------------
                                                           714         2.041

CREDIT

                                                        1996             1995

 . Credit to Agents and intermediaries                    158              164
 . Credit to insureds for premiums relating
  to this statement                                      661              354
 . Credit to insureds for premiums relating
  to the previous statement                              100               94
  Other credit                                           492              482
                                                       ----------------------
                                                       1.456            1.094

Credit to agents is made up of the balance from the 1996 statements, whose remittances (losses) arose at the beginning of the current year.

Credit to insureds for premiums mainly regard expired receipts for the month of December 1996.

Credit to insureds for premiums relating to previous statements, equivalent to 100 million lire, is nearly all made up of credit given to lawyers.

Following an inspection of credit to insureds on 30/04/1997, a taking equivalent to nearly the total amount of the premiums is shown.

A fund of 142 million lire has been allocated, in view of the risks from failed credit collection and other collection difficulties.

  The entry "Other credit" is as follows:

                                         1996           1995
  . Credit account                         1              1
  . Tax revenue                          239            195
  . Asa c/c                              128            116
  . ILOR                                  23             23
  . Other entries                         27              4
  . VAT                                    8              1
  . Registry Office                       66            107
                                         -------------------
                                         492            447

 . amounts to be recovered from
  third parties for losses.               45             35
                                         -------------------
                                         537            482

The current account with Asa that registers work deriving from intermediary insurance is regulated by market rates.

Credit to the Registry Office comes from the excess of instalments paid by the company during 1995, compared with amounts effectively due.

FURNITURE, INSTALLATION AND LONG-TERM COSTS

                                                     1996           1995

 . furniture, office machines, registered goods        98             103
 . installations                                       15               -
 . long-term costs                                     16              22
                                                     -------------------
                                                     225             213

Changes during the financial year:

                            INITIAL COST    INCREASES    DECREASES    FINAL COST

Furniture, office machines       103             2          (7)           98
registered property                -            15           -            15
Installations                     88             8           -            96
Long-term costs                   22             -          (6)           16
                            ----------------------------------------------------
   total 1996                    213            25         (13)          225
                            ----------------------------------------------------
   total 1995                    255            48         (90)          213

                            INITIAL FUND    INCREASES    DECREASES    FINAL FUND

Furniture, office equip.          53            12          (4)           61
Registered movable goods           -             2           -             2
Installations                     55            12           -            67
                            ----------------------------------------------------
   total 1996                    108            26          (4)          130
                            ----------------------------------------------------
   total 1995                    125            22          (38)         109

Any acquisitions made during the course of the financial year refer to office equipment, vehicles and installations.

The company has not calculated advanced amortizations.

The yearly tax burden, of which remained 16 million Lire on 31/12/96 refer to the costs incurred for the increase in company capital which is consistently amortized in five years.

OTHER ASSETS

                                                     1996         1995

1) Accrued income                                     38            36
2) Assets various                                      -         1.567
3) Assets various                                      3            70
                                                     -----------------
                                                      41         1.673

The accrued income of L. 38 million refers to interest rates and profit from the financial year, but payable next year.

They were calculated with the consent of the union.

The amount of 1.567 million lire listed on the balance sheet last year refers to advanced payments of losses not due, of 1.073 million lire and to net premiums not cashed, of 474 million, both concerning the contentious case with Toro.

The Turin Tribunal acknowledged the company's reasons, obliging the opposite party to return the amount cashed and to pay the delayed premiums, and also acknowledged that SIAC had to pay active interest on these amounts, of L. 813 million lire. Even with the appeal from the opposite party, comforted by the favourable opinion of their own lawyer, they have reason be believe there are no risks involved, since the opposite party's lawyers presented no new elements against to SIAC.

Consequently, the Management did not consider it necessary to maintain the integrative fund of 455 million lire, registered on 31\12\1995 amongst the funds set aside for specific purposes. This fund was, however, transferred with counterpart to non-recurrent incomes. The company's potential liability in this case would be L. 2.640 million.

The amount of 70 million lire, which refers to invoices issued at the end of 1995 in the charge of ASA Spa and Sarti Seregni Sas, for the use of buildings and equipment, was regulated during 1996.

DEBTS VARIOUS
                                                     1996         1995

Debts to agents                                     1.210          503
Debts to suppliers                                    597           97
Debts for tributary charges                            33           95
Debts for assistance                                  899          546
                                                    -----        -----
                                                    2.774        1.269

Debts to agents of 1.210 million lire concern the commission under 'hail' due on 31/12/1996 and paid to the agents at the beginning of 1997.

The entry 'Other debts' is as follows:


                                                     1996         1995

* c/c rented property                                  -           51
* Reinsurers advance loss payment for savings        355          286
* paid losses                                        538           95

                                                   1996           1995

 . other                                              6              4
 . insureds advanced premiums                         -             12
 . other debt to agents                               -             29
 . Philipines - hail loss                             -             69
                                                   -------------------
                                                   899            546

The amount of 355 million lire represents the sum advanced by the reinsurers for two losses: Catania and Delta. For the first, as already stated, a deposit account was opened at the Banca Nazionale del Lavoro.

The losses seem to be regularly set aside for in the loss reserve, and pro-quota, in the loss reserve charged to the reinsurers.

The amount of 538 million lire refers to defined losses, paid at the end of 1996, the payment deadline being the beginning of 1997.

DEBTS FROM MORTGAGES AND LOANS

                                                   1996           1995

M.G.I. Loan                                        300            300

Under the entry 'Debts' for mortgages and loans, the amount of 300 million lire concerning a loan contract with MGI which runs out in 1997 at a rate of 9% annually. The interest rates to be paid were calculated on 31\12\96.

OTHER LIABILITIES

                                                   1996           1995

Accrued liabilities                                 44             23
other liabilities                                  253            215
                                                   -------------------
                                                   297            238

                                                   1996           1995

other liabilities:
commission to agents                                35             49
invoices to be received                            218            166
                                                   -------------------
                                                   253            215

The above include commission to agents still to be paid (35 million), and invoices to be received for expert consultancy for 218 million lire.

FUNDS SET ASIDE FOR SPECIFIC PURPOSES

                                                   1996           1995

funds for:
movement stocks and shares                            -              1
credit devaluation                                  142            137
taxes                                                10             22
end of statement liquidation                        251            213
agents indemnity                                     54             40
controlling of assets                                 -            455
integration premium reserve                           -            200
future charges                                       58             80
                                                    ------------------
                                                    515          1.148

The above items were changes as follows during the financial year:

          MOVEMENT OF             DEVAL.   INTEG.                    TAXES
                  STOCKS AND SHARES        CREDIT  PREMIUM RESERVE

bal. on 31/12/95         1                  137    200               21
allocation 1996          -                   15     -                 5
uses of allocation       1                  (10)   200              (16)
                         -----------------------------------------------
bal. on 31/12/96         -                  142     -                10
                         -----------------------------------------------


                END OF STATEMENT        AGENTS    FUTURE  CONT.   TOTAL
                LIQUIDATION             INDEMNITY CHARGES ASSETS
                (WAGES)

bal. 31/12/95     213                   41        80      455     1,148
allocation 1996    38                   12         -       -         65
uses                -                    -        21      455      (703)
                  ------------------------------------------------------
bal. on 31/12/96  251                   53        59       -        510
                  ------------------------------------------------------

The devaluation of credit fund is deemed adequate to align the original amount of credit described to their value of presumed realization. The end of statement payments are analytically calculated for the seven employees working on 31/12/1996.

At the closing of the financial year, considering that the suppositions to keep the integrative premium reserve no longer existed and, since the liability to accidents for elementary sub-headings improved, the company saw to the transfer of the above with counterpart non-recurrent incomes.

The (net) fund for future charges was set up to meet CIRAS' management charges and connected activities, based on a reasonable estimate of the amount due, whilst waiting to hear from Corsorzio.

The average number of employees during 1996 was 7 (9 in 1995).

The number of employees on 31/12/1996 is the following:

                        white collar workers  4
                        middle managers       1
                        (top) managers        2
                        -----------------------
                        total                 7

The amount for the tax fund on 31/12/1996 includes the tax on Net Assets ex D.L. 513/92 of the financial year, and was listed between the statement's costs.

For the statements that still remain open fiscally (1989 onwards) there are no assessments under way by the fiscal Authorities.

ACCOUNTS

These include third party shares as security for 1,6 million lire and guarantees lent by a bank in favour of the company for 32,5 million lire, and 69 million lire (corresponding to the government concession tax paid over the years) for which the refund was asked.

COMPANY CAPITAL AND ASSETS RESERVES

The changes during the last three financial years are as follows:

(see Italian page 17)
- ---------------------

COMPANY CAPITAL

The initial company capital of 1.500 million lire was knocked down during 1995 by 570 million lire to cover the remaining loss of the 1994 statement and the partial loss of the 1995 statement resulting on 30 April 1995, as indicated. It was re-set at 2.500 million lire, of which 1.560 was paid after the meeting's resolution of 28 June 1995.

The company capital on 31 December 1996 was made up of n. 2.500.000 shares, each one being 1.000, and registered respectively to ASA SpA (50%) and Sarti Seregni Maria Luisa (50%).

INTEGRATION FUND SOLVENCY MARGIN EX ART. 36 L. 295/1978 (?)

This is as follows:

                                                               Million Lire
balance on 31 Dec. 1993                                            1.771
utilization loss cover 1993 statement                             (1.771)
increase for re-evaluation on property Via Flaminia, 393             333
utilization partial loss cover on 30/09/1994                        (312)
utilization partial loss cover on 30/04/95                            10
                                                                  ------
                                                                      11

All the re-evaluations ex art. 36 L. 295/1978 were carried out by experts. They had no impact on the profit and loss account (including the 1994 one of 333 million lire). We enclose a table of the assets and liabilities reserves, ex art. 105 of law 917/1986.

b) PROFIT AND LOSS ACCOUNT

 .  STATEMENT PREMIUMS AND "ACCESSORIES"

                                        1996            1995
premiums and accessories of the
direct work statement                  12.434          10.811

premiums and accessories on risks
taken on in reinsurance                    -            6.178
                                       ----------------------
                                       12.434          16.989

In comparison with the previous year, there is a decrease in acquisition commission (362 million lire) of which 123 million lire refers to elementary sub-headings as a consequence of the diminished amount of premiums, and 240 million lire to hail. However, an increase of 449 million lire for "other expenses to third parties" can be noted, due to the supplementary commission calculated on the sub-heading 'hail'. Last year no supplements were seen because the production objectives were not reached.

Commission to agents is the market norm for similar companies.

PROPERTY AND FINANCIAL CHARGES

                                                1996            1995

expenses regarding real estate investments        17              23
expenses regarding shares                         11              14
black interest                                    41              57
                                                --------------------
                                                  69              94

These are no significant changes compared with the previous statement.

The black interest particularly concerns the 1996 quota accrued on the loan agreement with MGI and the reinsurance deposit accounts.

PROPERTY AND FINANCIAL RETURNS

                                                1996            1995
revenue and returns from real
estate administration                              9               9
premium interest and other gains
from fixed-income shares                         194             208
interest on deposits at banking
institutions                                     100              57
interest on other credit                          95              20
interest to reinsurance companies                  3              36
                                                --------------------
                                                 401             330

'Interest on other credit' includes the quota of interest accrued on credit concerning Toro Assicurazioni - credit that was entirely recovered during that financial year.

OTHER RETURNS AND RECOVERIES

                                                1996            1995
                                                  25              94

these are from third parties for administrative payments.

EXTRA CHARGES
                                                1996            1995
losses on credit                                   -              10
non-recurrent charges                              -               2
losses deriving from balance sheet
evaluation of fixed-income shares                 20               -
costs regarding the sales of real estate           8               -

                                                1996            1995

EXTRA RETURNS
gains from transfer of real estate                35               -
gains from transfer of movable
goods                                              5               2
non-recurrent incomes                          1.396             218
                                               ---------------------
                                               1.436             220

During the financial year the property in Bologna was transferred, which generated a gain of 35 million lire.

728 million lire was given to the non-recurrent incomes account which refers to the legal interest which the Turin Tribunal declared to be in our favor following the Toro case. The recoveries from the integration premium reserve fund for 200 million lire, and the amendment fund of 155 million lire for assets various (the fund is already being taxed), have been added to the same account, following the settlement of the debit concerning Toro.

GENERAL EXPENSES

                                                1996            1995

                                                717             796

The impact on premiums is of 5,88%. The expenses for personnel total 712 million lire with an impact of 5,84%.

                                                1996            1995

Payments to administrators was                  159             148
Payments to the Union was                        29              24

DUTIES AND TAXES

The company only set aside the duty on property since the income-tax return for the 1996 statement will highlight a negative fiscal result.

The losses declared which can still be taken advantage of, according to IRPEG, and resulting from the last income tax return, are following:

                                                DECLARED LOSS

1992                                                 713
1993                                               2.328
1994                                               1.392
1995                                                  35

PAYMENT MARGIN AND TECHNICAL (CONTINGENCY) RESERVE COVER

The payment margin (of credit-worthiness), calculated with regard to the average cost of losses (since this is greater than the annual amount of premiums) was 1.433 million lire on 31/12/1996.

The payment margin's components come to 1.503 million lire. There is therefore an excess of 70 million lire.

The actuarial reserves seem to be covered according to the D.Lgs of 19/03/96 n. 206, causing modification and integration of the D.Lgs 17/03/94 n. 175.

                                                              Board of Directors

As for the 'hail' entry from the 1996 statement, neither cession nor 'retrocession' operations regarding Consap exist anymore because, with the understanding of the third EEC directive, CIRAS was prevented from working following the Antitrust sentence.

The direct work premiums in elementary sub-headings saw a decrease of 41,7%, compared with those of the previous statement, whilst those of the hail sub-heading saw an increase of 29,68%.

For further details on direct work, you can refer to the management report and the progress of individual entries.

ASSIGNED PREMIUMS

                                        1996            1995
on direct insurance risks               8.507           8.761
risks taken on in reinsurance             -             3.383
                                        ---------------------
                                        8.507          12.345

The company avails itself of treaties in quota an Excess of loss for elementary sub-headings, and treaties in quota and stop loss for 'hail'.

COMPENSATION PAID OUT, RELATING CHARGES AND LIQUIDATION COSTS

The following is the analytical composition of compensation compared with the same information from the previous statement.

                                        1996            1995
 . losses from statement                 19.684          8.206
 . losses from previous statements          883          2.109
 . losses on risks in reinsurance           -            5.717
                                        ---------------------
                                        20.567         11.634

The above amounts refer to the sums paid out for compensation, direct expenses. The liquidation costs for this statement's losses were equivalent to 213 million lire (217 million lire in 1995) and for previous statements 168 million lire (122 million in 1995).

The compensation for hail is for 18.943 million lire (6.892 million in 1995) and
1.624 million for other sub-headings (1.374 million lire in 1995). The increase in losses for hail is of 175% compared with the last statement and it reflects the exceptional liability to loss during 1996. The losses from elementary sub-headings saw a decrease of 43,62% compared with the previous statement.

ACQUISITION CHARGES, PRODUCTION AND ORGANIZATION

The amount shown on the balance sheet includes:

                                        1996            1995
acquisition commission                  975             1.337
other expenses to third parties         463                14
direct expenses for acquisition          91                11
communal charges for acquisition,
production and organization             418               476
acquisition charges for risks taken
on in reinsurance                       -               1.236
                                        ---------------------
                                        1.947           3.074

                           SIAC ASSICURAZIONI S.P.A.

ENCLOSURE A

ANALYTICAL STATEMENT OF THE RE-EVALUATION VALUES CARRIED OUT ON REAL ESTATE
                                (in thousands)

(SEE ENCLOSURE A)

ENCLOSURE B

                  STATEMENT OF PATRIMONIAL RESERVES (ASSETS)
                         (EX. ART. 105 OF L. 917/1986)

(SEE ENCLOSURE B)

               RE-CLASSIFIED STATEMENT OF ASSETS AND LIABILITIES
                            ON 31/12/96 - 31/12/95
                                 (in millions)


ASSETS                                          31.12.1996      31.12.1995

Savings and banks                               195             1.537
Credit to members for deposits still due        940               940
Net credit from relative funds
to insureds                                     761               448
to agents and intermediaries                    158               164
to reinsurance companies                      2.179               601
credits various                                 540               552
(devaluation credit fund)                      (142)             (137)
accrued income and deferred charges              38                37
                                              -----------------------
total current assets                          4.669             4.142

fixed-income shares                           1.657             1.613
non-quoted holdings                               3                 3
other financial capital expenditure             520               507
furniture, installations yearly costs,
transport (net)                                  95               105
real estate goods (net)                       2.318             2.553
sums to be recovered (Toro case)                -               1.111
                                              -----------------------
total assets (not-current)                    4.593             5.892
                                              -----------------------
total assets                                  9.262            10.034

LIABILITIES

debts to agents                               1.210               503
different debts                               1.218               786
debts to reinsurance companies                  861             1.164


other debts                                   899             546
accrued expenses and deferred incomes          44              23
tax fund                                       10              22
total current liabilities                   4.242           3.044
end of financial year payment (wages?)        304             254
premium reserve integration fund               -              200
future charges fund                            59              80
net actuarial reserves
 . premiums reserves                          916           1.798
 . losses reserve                           1.751           2.131
total non-current liabilities               3.030           4.463

NET PROPERTY
company capital                             2.500           2.500
legal reserve                                   1              -
carry-over from previous statements            14              -
covered loss during year                        -               1
integrative fund L. 295/78                     11              11
taxed reserve                                   1              -
profit (loss) of statement                   (537)             15
                                            ---------------------
total net assets                            1.990           2.527
                                            ---------------------
total liabilities and net assets            9.262          10.034

                        RE-CLASSIFIED ECONOMIC ACCOUNT
                                 ON 31/12/1995
                               (in million lire)

                                            1996            1995
related gross premiums                     13.283          17.836
assigned premiums                          (8.767)        (12.278)
                                           -----------------------
                                            4.516           5.558
related losses                            (20.750)        (15.587)
assigned losses                            15.168          11.225
                                           -----------------------
related retained losses                    (5.582)         (4.362)
                                           -----------------------
passive (unprofitable) commission          (1.947)         (3.074)
active (profitable) commission              1.506           2.333
                                           -----------------------
                                             (441)           (741)
                                           -----------------------
result from insurance management           (1.507)            455
assets and net financial returns              333             236
                                           -----------------------
result from insurance and financial
 management                                (1.174)            691
general and administrative expenses          (717)           (797)
setting aside quotas                           (2)            (86)
amortization quotas                           (31)            (29)
direct returns and premiums                    25              94
                                           -----------------------
result of operations                       (1.899)           (127)

Extra charges and returns                              1,407          207
                                                       ------------------
Results before taxes                                    (492)          80

Taxes                                                    (45)         (65)
                                                       ------------------
Result of financial year                                (537)          15


                            SIAC ASSICURAZIONI SPA
                               FINANCIAL REPORT
                               (in million lire)

SOURCES OF FINANCING                                      31-12-95    31-12-95

Liquidity generated from the financial year's income management

Net profit (loss)                                           (537)        15

More (less) changes to entries that have no effect on the liquidity:

1.  Devaluation/(re-eval) shares
2.  (Gains)/losses from transfer of property and goods
3.  Amortizations
4.  Old-age indemnity
5.  Set aside quota
6.  Payments
7.  Increase (decrease) losses reserve
8.  Increase (decrease) premium reserve
9.  Increase (decrease) debts and other liabilities    (see Italian for figures)
10. Increase (decrease) accrued expenses and deferred incomes
11. Decrease (increase) credit and other activities
12. Decrease (increase) accrued income and deferred charges
13. Setting aside in tax fund
14. Setting aside in devaluation credit fund
15. Setting aside future charges fund
16. Utilization premium reserve integration fund
17. Liquidity generated from income management

18. Increase in company capital
19. Loss covered during increase in capital
20. Short-term financing
21. Returns from sale of real estate and goods
22. Returns from sale/refund of fixed-income shares

USES OF LIQUIDITY

1. Financial capital expenditure
2. Fixed assets and yearly charges
3. Increase in fixed-income shares
4. Refund of financing
5. Payment of taxes

INCREASE (DECREASE) IN CASH ACCOUNTS
AND BANK ACCOUNTS ((A)-(B))

CASH AND BANK ACCOUNTS AT THE BEGINNING OF THE STATEMENT

CASH AND BANK ACCOUNTS AT THE END OF THE STATEMENT

                            SIAC ASSICURAZIONI SPA
                   Head office in Milan - Via Fabio Filzi 2

          REPORT BY THE UNION ON THE BALANCE SHEET ENDING 31.12.1996


Dear shareholders,

you have been called to this meeting to approve of the balance sheet relating to the financial year ending on 31.12.1996, with a loss of L. 537.362.183.

This balance sheet, presented by the Board of Directors, is made up of the statement of assets, the economic account and by the end note, including the report of management by the administrators. The balance sheet, in its entirety, was given to the Union, in keeping with the terms of art. 2429 of the Civil Code.

The Unionists in force during the 1996 financial year declare that periodical checks were properly carried out (as according to art. 2403 of the Civil Code), as a result of which nothing was found to query. The existence and complete availability of the shares to cover the actuarial reserves, as well as the enforcement of anti-recycling rules, was constantly checked.

The report by the auditing company KPMG SpA, who were given the job of certifying the balance sheet of 31.12.1996, expresses conformity with the disciplinary norms.

On examination of the balance sheet ending 31.12.1996, as shown for your approval, the principle accountable results (compared with those of the previous financial year) are as follows:

STATE OF ASSETS AND LIABILITIES (in million lire)

                                                1996            1995
                                                ----            ----
ASSETS
- ------
 . Current assets                                4.669           4.412
 . Capital expenditure                           4.593           5.892
                                                -----          ------
Total                                           9.262          10.034

LIABILITIES
- -----------
 . Current debts                                 4.242           3.044
 . Actuarial reserves and setting asides         3.030           4.463
                                                -----          ------
Total                                           7.272           7.507

NET ASSETS AND LIABILITIES                      1.990           2.527
- --------------------------

ECONOMIC ACCOUNT
  Retained premiums                             4.516           5.558
  Retained losses                              (5.582)         (4.362)

Net commission                                   (441)          (741)
                                                  ---            ---
Insurance management result                    (1.507)           455
Financial management result                       333            236
 General expenses, receipts and various
 charges                                         (725)          (818)
                                                  ---            ---
 Operational result                            (1.899)          (127)
 Extra charges and returns                      1.407            207
 Taxes                                            (45)           (65)
                                                  ---            ---
 Result of the statement                         (537)            15

We declare that the documents which make up the balance sheet are those foreseen by the law, and in particular by the Civil Code, as of changes made by the Legislative Decree of 9 April 1991, n. 127. The balance sheet is made up of three parts: state of assets and liabilities, economic account and integrative note. Concerning the state of assets and liabilities and the economic account, the Unionists confirm that:

 .  the structures foreseen by the norm concerning the balance sheet of the insurance companies have been respected;
 . the evaluation criteria according to art. 2426 Civil Code was applied, except for the real estate which underwent, during previous years, a re-evaluation of L. 75,603 million (according to Law 72/83), one of L. 21,052 million (according to L. 413/91), another of L. 1.771,468 million (art. 36 of L. 295/78), and in the 1994 statement, one of L. 333,430 million according to the same art. 36 of L. 295/78, without charging to the economic account;
 . a comparison of the amounts of each entry was made with the results of the previous statement.

The Union can also guarantee that during the drawing up of the economic account and of the state of assets and liabilities, no compensations on items were made.

As far as the integrative note is concerned, the Union confirms that this was drawn up according to the obligatory guidelines of art. 2427 Civil Code, adapted to the specific insurance sector.

The information in the balance sheet comply with the results of the company accounts.

The Union also confirms that the results used by the administrators to draw up the balance sheet documents derive from information from the properly kept accounts.

The evaluation of the capital expenditure (that different from the real estate), came to the acquisition cost. Both the material capital expenditure and the immaterial capital expenditure were systematically amortized in relation to their remaining utility.

The shares listed are valued at the acquisition cost, taking into account the issuance margins.

The premium reserves were calculated with the pro-rata temporis method and the loss reserves were determined analytically on the basis of the presumed definition of the last loss cost and also takes into account the estimate of future costs.

In conclusion we confirm that:

 . no appeal to the derogation (art. 2423 comma 4, Civil Code) was made. . we approve of the balance sheet at your disposal.
 .  we agree with the treatment of the balance sheet loss.

Milan 10.06.1997                              UNION

KPMG

             AUDIT REPORT ON THE FINANCIAL YEAR, AS OF ART. 73 OF
                   LEGISLATIVE DECREE, 17 MARCH 1995, N.175

To the shareholders of
SIAC Assicurazioni S.p.A.

1. We have submitted the balance sheet from SIAC Assicurazioni SpA. (ending 31 December 1996) for auditing (real estate - Model 5, account of profits and losses - model 6 and integrative note). We have also checked the compliance of the report on management with the balance sheet.

2. Our examination was carried out according to the principles and criteria for accounts checking recommended by Consab, and integrated, where necessary, based on auditing procedures specifically for insurance companies' balance sheets, as well as carrying out checks that we deemed necessary to fulfil our aim. As for a verdict on the previous statement's balance sheet, you can refer to the audit report issued by us on 11 June 1996.

3. In our opinion, the balance sheet is its entirety (model 5, model 6 and integrative note) was clearly drawn up and realistically represents the patrimonial and financial situation of the economic result of the Company, in conforming with the norms. We therefore issue an external audit (certification) of SIAC Assicurazioni SpA, 31 December 1996.

4. As indicated in the integrative note, SIAC, comforted by the favourable outcome of the legal case with the other delegatee company (which brought about the return of payments for losses not due and the cashing of premiums retained by the same), listed among the extra components for income (asset) interest recognized by the Tribunal and the specific correcting fund of
    L.1.183 million (which in the past had been carefully set aside and then no longer deemed necessary). Expenses for losses and interest, amounting to the stated in the integrative note, could emanate from the eventual negative outcome of the above-mentioned case in later stages of the verdict.

Other than for that indicated previously, uncertainties still remain over the company continuity in relation to present characteristics and dimensions of the portfolio. Moreover, as indicated by the administrators in the management report, new operative strategies were carried out and the initiatives deliberated in the 1995 statement were confirmed and finalized for the reinforcement of patrimonial methods.

Milan, 13 June 1997

KPMG SpA
Mario Tamborini